UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: July 29, 2013
Date of earliest event reported: July 26, 2013

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Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

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Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

+353 1 897 2000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Warner Chilcott plc (together with its subsidiaries, the “Company”) has entered into a settlement and license agreement (the “Agreement”) with Mylan Inc. and Mylan Pharmaceuticals Inc. (together, “Mylan”) and Famy Care Ltd. (“Famy Care”) to resolve patent litigation related to the Company’s U.S. Patent No. 5,552,394 (the “‘394 Patent”), which covers LOESTRIN 24 FE and expires July 22, 2014.  Pursuant to the Agreement, Mylan and Famy Care have agreed, among other things, not to commence marketing their generic equivalent LOESTRIN 24 FE product until the earlier of (i) July 1, 2014 or (ii) the date on which a third party (other than pursuant to the Company’s January 2009 settlement and license agreement) enters the market with a generic version of LOESTRIN 24 FE in the United States with or without authorization from the Company.  Pursuant to the Agreement, the Company’s pending ‘394 Patent litigation with Mylan and Famy Care will be dismissed.  The Agreement is required to be submitted to, and is subject to the review of, the U.S. Department of Justice and the Federal Trade Commission.

The Company had previously received a Paragraph IV certification notice letter from Mylan, as U.S. agent for Famy Care, indicating that Famy Care had submitted to the U.S. Food and Drug Administration an Abbreviated New Drug Application seeking approval to manufacture and sell a generic version of LOESTRIN 24 FE.  The Company subsequently filed a lawsuit against Famy Care and Mylan in the U.S. District Court for the District of New Jersey charging each with infringement of the ‘394 Patent.  For further information with respect to the Company’s ‘394 Patent litigation, including prior settlement and license agreements relating thereto, see the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013, which is available on the Company’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer

Date: July 29, 2013